Exhibit 10.4

PLACEMENT AGENT AGREEMENT

March 17, 2025

Spartan Capital Securities, LLC

45 Broadway

New York, New York 10006

Re:	Placement Agent Agreement

Gentlemen:

This letter (this “Agreement”) is in confirmation of our agreement with you pertaining to the private offering (the “Offering”) coordinated by Spartan Capital Securities, LLC (the “Placement Agent,” “Spartan” or “you”) as exclusive placement agent for the offer and sale of warrants (the “Warrants”) to purchase up to 60,000 shares of Series B non-voting convertible preferred stock of Lipella Pharmaceuticals Inc. (the “Company”), par value $0.0001 per share (the “Shares”), with each Share convertible into shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”), provided, that the Placement Agent may increase the maximum Offering amount of Warrants by up to twenty percent (20%) (resulting in the issuance of additional Warrants to purchase up to 12,000 Shares) in order to cover over-allotments (the “Over-Allotment Option”). Upon execution of this Agreement, the following terms and conditions shall constitute a legally binding agreement on the part of the parties executing this Agreement.

SECTION 1.         Description of Securities

(a)           The Warrants to be offered and sold in the Offering will be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on Rule 506(b) of the Securities Act. The Offering shall conform in all material respects to the description thereof contained in the Confidential Private Placement Memorandum that shall be prepared by the Company (as the same may be amended or supplemented from time to time, and including all exhibits and appendices attached thereto, the “Memorandum”), which shall contain, among other things, (i) a description of the Company and its business, assets, prospects and management; (ii) the terms and conditions of the Offering; (iii) a description of the Warrants being offered and the underlying Shares; and (iv) certain financial information. The final form of the Memorandum shall be subject to the review and approval of the Placement Agent. The Placement Agent shall be entitled to rely on the accuracy and completeness of all information provided by the Company, including information incorporated by reference in the Memorandum. Additionally, representatives of the Company shall be available to answer questions of, and to provide additional information to, the Placement Agent and any potential investors in the Offering (the “Investors”).

(b)          The Offering will be conducted to raise from Investors a maximum of $7,500 from the sale of the Warrants and up to $6,000,000 from the exercise of the Warrants, (in each case subject to the Over-Allotment Option), with a conversion price of the Shares based on the most recent closing price per share of the Common Stock on the Nasdaq Capital Market immediately preceding the date on which such Investors subscribe for the Warrants.

SECTION 2.         Representations and Warranties

(i) The Company represents and warrants to Spartan as follows:

(a)          The Company has full corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement, the consummation by the Company of the transactions herein contemplated and compliance by the Company with the terms of this Agreement have been duly authorized by all necessary corporate action on the part of the Company, and when duly executed and delivered by the Company this Agreement will constitute a valid and binding obligation of the Company, enforceable in accordance with its terms except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)          The execution, delivery and the performance of this Agreement, and the issuance of the Warrants, do not, and will not at each closing of the Offering (each a “Closing”), conflict with the Company’s Second Amended and Restated Certificate of Incorporation, as amended (“Certificate of Incorporation”), or Second Amended and Restated Bylaws (“Bylaws”), or result in a breach of any terms or provisions of, or constitute a default under, any contract, agreement or instrument to which the Company is a party or by which the Company is bound.

(c)          From the date of commencement of sales of the Warrants until completion of the Offering, the Memorandum will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, none of the representations and warranties set forth in this paragraph applies to any statements in and/or omissions from the Memorandum made in reliance on or in conformity with information produced in writing to the Company by Spartan expressly for inclusion in the Memorandum. The Company confirms that statistical market and industry data included in the Memorandum shall be based on or derived from sources believed to be reliable and accurate.

(d)          The Company is, and at each Closing will be, a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Company has, and at each Closing will have, the power and authority to conduct all of the activities conducted by it, to own or lease all of the assets owned or leased by it and to conduct its business as described in the Memorandum. The Company is, and at each Closing will be, duly licensed or qualified to do business and in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such license or qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the Company.

(e)           Except as reflected in its SEC Reports (as defined below) and in the Memorandum, and as issued in connection with the Offering, the Company does not have outstanding, and at each Closing will not have outstanding, any stock options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into or any contracts or commitments to issue or sell, shares of the Common Stock or any such options, rights, warrants, convertible securities or obligations.

(f)            The Company has no subsidiaries, nor does it have any equity interest in any partnership, joint venture, association or other entity, except as described in the SEC Reports.

(g)           Except as disclosed in the Company’s SEC Reports, there are no actions, suits or proceedings pending, or to the knowledge of the Company threatened, against or affecting the Company or its business, financial condition, results of operations or material properties before or by any federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding would materially and adversely affect (i) the Company or its businesses, financial condition, results of operations or material properties taken as a whole, or (ii) the ability of the Company to consummate the transactions contemplated by this Agreement.

(h)           The Company is not in violation of its Certificate of Incorporation or Bylaws. Neither the execution and delivery of this Agreement, nor the issuance and sale of the Warrants sold in the Offering, nor the consummation of any of the transactions contemplated herein, nor the compliance by the Company with the terms and provisions hereof has conflicted with or will conflict with or has resulted in or will result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under, or has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any material property or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust, note, loan or credit agreement or any other agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the property or assets of the Company is subject; nor will such action result in any violation of the provisions of the Certificate of Incorporation or Bylaws or any statute, order, rule or regulation applicable to the Company or of any federal, state or other judicial, administrative or regulatory authority or other government body having jurisdiction over the Company.

(i)          The Shares issuable upon exercise of the Warrants will, upon issuance, assuming the payment of the applicable exercise price therefore, be validly issued, fully paid and non-assessable. Neither the Warrants nor the Shares will be subject to the preemptive rights of any security holder. As of each Closing, the issuance and sale of the Warrants will have been duly and validly authorized by all required corporate action.

(j)            All issued and outstanding securities of the Company have been duly authorized and validly issued and the outstanding securities of the Company are fully paid and non-assessable; and none of such securities were issued in violation of the pre-emptive rights of any holders of any security of the Company.

(k)           The Company has good and marketable title to all properties and assets free and clear of all liens, charges, encumbrances or restrictions, except such liens, charges, encumbrances or restrictions as incurred in the ordinary course of business and such liens, charges, encumbrances or restrictions as are not material to the business of the Company or such encumbrances which will not have a material adverse effect on the Company’s property or assets. The Company has valid and enforceable leases or licenses for the material properties as used by it in the operation of its business. All rentals, royalties or other payments accruing under any such licenses or leases which became due prior to the date of this Agreement have been duly paid, and neither the Company nor to the Company’s knowledge any other party is in material default thereunder, and, to the knowledge of the Company, no event has occurred which, with the lapse of time or the giving of notice, or both would constitute a material default thereunder.

(l)            All taxes which are due from the Company have been paid in full (or adequate accruals for the payment thereof have been provided for in its accounting records) except such taxes as are not material to the business of the Company or which will not have a material adverse effect on the Company’s property or assets. The Company has filed all federal, state, municipal and local tax returns relating to the Company (whether relating to income, sales, franchise, withholding, real or personal property or other types of taxes) required to be filed under the laws of the United States and applicable states or has duly obtained extensions of time for the filing thereof, except for such tax returns that have not been filed and such failure to file will not have a material adverse effect on the Company’s business. The tax returns heretofore filed by the Company correctly reflects the amount of the Company’s tax liability thereunder. The Company has withheld, collected and paid all other material levies, assessments, license fees and taxes to the extent required and, with respect to payments, to the extent that the same have become due and payable. The Company has not executed or filed with any taxing authority, foreign or domestic, any agreement extending the period for assessment or collection of any income taxes nor is either a party to any pending action or proceeding by any foreign or domestic governmental agency for assessment or collection of taxes; and no claims for assessment or collection of taxes have been asserted against the Company.

(m)          Except for the filing of a Form D under the Securities Act and any requirement to obtain the approval of the stockholders of the Company for the issuance of the Company’s securities in connection with this Offering and the Advisory Agreement (as defined below) in accordance with the rules and regulations of The Nasdaq Stock Market LLC, and other than as may be required under applicable state securities or Blue Sky laws, no authorization, approval, consent, order, registration, certification, license or permit of any court or governmental agency or body, is required for the valid authorization, issuance, sale and delivery of the Warrants, subject to compliance by Spartan and the Investors with regulations regarding an offering to accredited investors under Regulation D promulgated under the Securities Act.

(n)           The Company has not directly or indirectly, at any time, (A) made any contributions to any candidate for political office, or failed to disclose fully any such contribution in violation of law or (B) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments or contributions required or allowed by applicable law.

(o)           The Company is not disqualified from the exemption under Rule 506 contained in Regulation D by virtue of the disqualifications contained in Rule 506(d), or the exemption under Regulation D by virtue of the disqualifications contained in Rule 507.

(p)           Other than any payments to H.C. Wainwright & Co., LLC (“Wainwright”) pursuant to the Engagement Letter, dated as of October 20, 2023, between the Company and Wainwright, or the Engagement Agreement, dated July 31, 2024, by and between the Company and Wainwright, or to Spartan hereunder or pursuant to that certain Consulting Agreement and Advisory Agreement entered by and between the Company and Spartan dated of even date herewith (the “Advisory Agreement”), the Company has not incurred any liability for any finder’s fee or similar payments in connection with the transactions herein contemplated. The Company has not engaged any other party to offer for sale the Warrants.

(q)           The Company owns or possesses or can acquire on reasonable terms adequate and enforceable rights to use all trademarks, service marks, copyrights, patent rights, trade secrets or other confidential information currently used in the conduct of its business as disclosed in the Memorandum (the “Intangibles”). To the Company’s knowledge, the Company is not infringing upon the rights of others with respect to the Intangibles and has not received any notice of conflict with the asserted rights of others with respect to the Intangibles which could, singly or in the aggregate, materially adversely affect the Company’s business, financial condition, results of operations or prospects, and the Company does not know of any basis therefore. To the Company’s knowledge, no other party has infringed upon the Intangibles.

(r)            The Company has filed or furnished all reports, schedules, forms, statements and other documents required to be filed or furnished by it under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including all required exhibits thereto), including pursuant to Section 13(a) or 15(d) thereof, for the 12 months preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials, as the same may be amended, and including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”), and any notices, reports or other filings pursuant to applicable requirements of the OTCQB quotation system (the “Trading Market”), on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports and notices, reports or other filings pursuant to applicable requirements of the Trading Market prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the U.S. Securities and Exchange Commission (“Commission”) promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements (i) have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and (ii) fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. Except as set forth in the SEC Reports, the Company has no material liability of any nature (whether accrued, absolute, contingent or otherwise) that is required by GAAP to be included in such financial statements other than liabilities arising after the date of the most recent balance sheet included in such financial statements which were incurred in the ordinary course of business consistent with past practice.

(s)           Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports and in the Memorandum, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a material adverse effect on the Company’s business, operating results, financial condition or prospects, except as has been reasonably cured by the Company, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, or (C) liabilities related to loans from its Chief Executive Officer consistent with past practices, (iii) the Company has not altered its method of accounting except as otherwise required pursuant to GAAP, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate (as that term is defined in the Exchange Act), except pursuant to existing Company stock option and incentive plans or as otherwise permitted by Section 2(e).

(ii)          The Placement Agent represents and warrants to the Company as follows:

(a)           The Placement Agent is, and at each Closing, will be, a limited liability company, validly existing and in good standing under the laws of its jurisdiction of formation. The Placement Agent is, and at each Closing will be, duly licensed and qualified in good standing as a broker-dealer authorized to conduct private placements under the rules and regulations of the Commission and the Financial Industry Regulatory Authority, Inc. (“FINRA”) and in all states in which it will offer the Warrants pursuant to the Memorandum, except in which states the Placement Agent is exempt from registration or licensing or such registration or licensing is not required. There are no proceedings pending or threatened against Placement Agent to revoke or limit such status. The Placement Agent agrees to maintain its registration or licenses, or its exemption therefrom, in good standing throughout the term of the Offering of the Warrants and agrees to comply with all statues and other regulations applicable to it with respect to its activities.

(b)           This Agreement has been duly authorized, executed and delivered by the Placement Agent and is a valid and binding agreement on its part. Neither the execution and delivery of this Agreement, nor the consummation of any of the transactions contemplated herein, nor the compliance by the Placement Agent with the terms and provisions hereof has conflicted with or will conflict with or has resulted in or will result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under, or has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Placement Agent pursuant to the terms of any indenture, mortgage, deed of trust, note, loan or credit agreement or any other agreement or instrument to which the Placement Agent is a party or by which the Placement Agent may be bound or to which any of its properties or assets is subject; nor will such action result in any violation of the provisions of the certificate of incorporation or the bylaws of the Placement Agent or any statute, order, rule or regulation applicable to the Placement Agent or of any federal, state or other judicial, administrative or regulatory authority or other government body having jurisdiction over the Placement Agent.

(c)           There is no event with respect to the Placement Agent (i) that would make the Offering ineligible for reliance on Rule 506 under the Securities Act as a result of the application of Rule 506(d) under the Securities Act, or (ii) that is required to be disclosed in the Memorandum as a result of the application of Rule 506(e) under the Securities Act.

SECTION 3.         Purchase, Sale and Delivery of the Warrants; Closing; Escrow

(a)           On the basis of the representations and warranties contained in this Agreement and subject to the terms and conditions herein set forth, the Company hereby appoints the Placement Agent as exclusive agent for the Company’s offer and sale to “accredited investors,” as such term is defined in Rule 501 of Regulation D, as promulgated under the Securities Act, of the Warrants. The Placement Agent hereby accepts such appointment and agrees to use its reasonable best efforts as agent for the Company to sell the Warrants. The Offering will commence at such time as the Offering Documents (as defined below) are in a form satisfactory to Placement Agent and shall terminate upon the earlier of the date on which all 60,000 of Warrants are sold in the Offering (subject to the Over-Allotment Option) or the Offering Expiration Date (as defined below), or such later date as may be agreed upon by the Company and the Placement Agent (such period, the “Offering Period”).

(b)           The parties hereto shall enter into an escrow agreement at or prior to the initial Closing with Flagstar Bank N.A. located in New York, New York, as escrow agent (the “Escrow Agent”), or such other escrow agent as may be mutually agreed upon by the parties hereto. The Company will receive all funds for the purchase of the Warrants from the Investors in connection with the Offering. The Investors will pay the exercise price of the Warrants directly to the Escrow Agent and the escrow agreement will provide for the direct disbursement of all net proceeds from the Warrant exercises and the payment of certain expenses and fees as described herein and in the Advisory Agreement.

SECTION 4.         Placement Agent Compensation:

(a)           The Company, upon each exercise of the Warrants by the Investors subsequent to a Closing of the Offering, shall pay to the Placement Agent a placement fee equal to ten percent (10%) of the gross proceeds derived from the aggregate exercise price paid by such Investors upon such exercises of the Warrants (the “Placement Agent Fee”), in cash, whether such exercise was directly the result of the Placement Agent’s efforts or any other party utilized by the Placement Agent that is legally permitted to effect such sales (including, but not limited to, FINRA members, as selling agents, which the Placement Agent may permit to participate in the Offering). The Placement Agent Fees are to be deducted by the Escrow Agent from the funds received by the Escrow Agent at upon each Warrant exercise.

(b)          As additional compensation for Placement Agent’s services, the Company shall grant and deliver to the Placement Agent (or its designated nominees), upon each exercise of the Warrants by the Investors subsequent to a Closing of the Offering, warrants to purchase a number of shares of Common Stock (the “Placement Agent Warrants”) equal to ten percent (10%) of the number of shares of Common Stock issuable upon the conversion of the Shares issued upon such exercise. The Placement Agent Warrants shall be exercisable at any time during the five (5)-year period after the date of issuance, shall have an exercise price of $1.00 per share and shall contain provisions pertaining to cashless exercise, standard anti-dilution protection and piggyback registration rights as are customarily contained in warrants received by a placement agent in similar transactions.

(c)           If the Company receives an investment (other than in the Offering) during the period commencing upon the termination of Placement Agent’s engagement hereunder and ending one (1) year thereafter from any accredited retail investor who participated in the Offering, the Placement Agent shall be entitled to a fee equal to ten percent (10%) of the gross amount of such investment.

SECTION 5.         Offering Documents

     The Company will deliver to Placement Agent, without charge, as many copies as Placement Agent reasonably requests of the Memorandum, including any exhibits attached thereto (the “Offering Documents”). All mailing and other expenses associated with distribution of the Offering Documents to any person, including, without limitation, potential investors, shall be paid by the Company. If during the offering period the Company becomes aware of any event, as a result of which the Memorandum, as then amended or supplemented, would include an untrue statement of a material fact, or omit to state a material fact necessary in order to make the statements made in light of the circumstances in which they were made not misleading, or if it shall be necessary to amend or supplement the Memorandum to comply with applicable law, the Company shall forthwith notify the Placement Agent thereof, and furnish to the Placement Agent in such quantities as may be reasonably requested, an amendment or amended and supplemented Memorandum which corrects such statements or omissions or causes the Memorandum to comply with applicable law. Prior to the final Closing or earlier termination of the Offering, no copies of the Memorandum or any exhibit thereto, or any material prepared by the Company in connection with the Offering will be given without the prior written permission of the Placement Agent which permission will not be unreasonably withheld or delayed, by the Company or its counsel or by any principal or agent of the Company to any person not a party to this Agreement, unless (i) such person is a director or principal shareholder of, counsel to, accountant for, or directly employed by, the Company, or is named in the Memorandum (ii) such delivery is made to a state or federal regulatory agency in connection with a specific legal requirement of the Offering, or (iii) such delivery is required pursuant to the order of a court, a state or federal regulatory agency or applicable law.

SECTION 6.         Covenants

(a)          The Company covenants and agrees with the Placement Agent as follows:

(i)              The Company shall apply the net proceeds from the Offering in the manner set forth under the heading “USE OF PROCEEDS” in the Memorandum.

(ii)            The Company shall file a registration statement (the “Registration Statement”) registering the reoffer and resale of the shares of Common Stock issuable upon conversion of the Shares underlying the issued Warrants, all shares of Common Stock underlying the Placement Agent Warrants issuable to the Placement Agent pursuant to section 4(b) of this Agreement and all shares of Common Stock issuable upon conversion of the Company’s shares of Series C Convertible Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”), issued to the Placement Agent pursuant to Section 3 of the Advisory Agreement within thirty (30) days of the first closing of the Offering (the “Initial Filing Deadline”) and thirty (30) days following each subsequent closing (together with the Initial Filing Deadline, the “Filing Deadlines”). If the Company does not file a Registration Statement on or prior to the applicable Filing Deadline or does not obtain effectiveness from the SEC within sixty (60) days from the applicable Filing Deadline (the “Effectiveness Deadline”), the Company shall issue to the Placement Agent 100,000 shares of Common Stock (or at the Company’s option, its cash equivalent at that time) within five 5 days of missing either a Filing Deadline or Effectiveness Deadline and 100,000 shares of Common Stock (or at the Company’s option, its cash equivalent at that time) per month thereafter, until the obligation is fulfilled. If a Registration Statement registering the reoffer and resale of the shares of Common Stock issuable upon conversion of the Shares underlying the Warrants, all shares of Common Stock underlying the Placement Agent Warrants issuable to the Placement Agent pursuant to section 4(b) of this Agreement and all shares of Common Stock issuable upon conversion of the Series C Preferred Stock issuable to the Placement Agent pursuant to Section 3 of the Advisory Agreement is not declared effective by the SEC within ninety (90) days of the final Closing of the Offering, the Company agrees that, without the Placement Agent’s consent, it shall not (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iii) publicly announce an intention to effect any such swap, agreement or other transaction described in clauses; provided however that such prohibitions shall not apply to an Exempt Issuance (as defined in Section 6(a)(vii)).

(iii)           [Reserved].

(iv)           Contemporaneous with the execution of this Agreement, the Company shall enter into the Advisory Agreement with the Placement Agent.

(v)            The Company shall make all “blue sky” filings required in connection with the Offering.

(vi)           The Company shall keep the Registration Statement effective until the earlier of (i) the date upon which all such shares of Common Stock registered thereon may be sold without registration under Rule 144 or (ii) the date which is six months after the expiration of the Placement Agent Warrants.

(vii)          Provided that at least 60,000 of Warrants are sold in the Offering on or before the Offering Expiration Date, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company of Common Stock, or any securities of the Company which entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock (“Common Stock Equivalents”) (or a combination of units thereof), involving a Variable Rate Transaction (as defined in the Placement Agent Agreement) without the Placement Agent’s consent, other than in connection with an Exempt Issuance (as defined below), until the earlier of (i) ninety (90) days after the termination of the Offering and (ii) ten (10) business days after the effective date of the Registration Statement. The Placement Agent shall be entitled to seek injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages, without the necessity of showing economic loss and without any bond or other security being required. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any equity or debt securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock or Common Stock Equivalents either (A) at a conversion price, exercise price, exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such equity or debt securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such equity or debt security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (including, without limitation, any “full ratchet” or “weighted average” anti-dilution provisions, but not including any standard anti-dilution protection for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction), (ii) issues or sells any equity or debt securities, including without limitation, Common Stock or Common Stock Equivalents, either (A) at a price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (other than standard anti-dilution protection for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction), or (B) that are subject to or contain any put, call, redemption, buy-back, price-reset or other similar provision or mechanism (including, without limitation, a “Black-Scholes” put or call right, other than in connection with a “fundamental transaction”) that provides for the issuance of additional equity securities of the Company or the payment of cash by the Company, or (iii) enters into any agreement, including, but not limited to, an “equity line of credit” (other than with the Placement Agent) or “at the market offering” or other continuous offering or similar offering of Common Stock or Common Stock Equivalents, whereby the Company may sell Common Stock or Common Stock Equivalents at a future determined price. “Exempt Issuance”  means the issuance of (a) Common Stock, options or other equity incentive awards to employees, officers, directors, consultants or vendors of the Company pursuant to any equity incentive plan duly adopted for such purpose, by the Company’s Board of Directors or a majority of the members of a committee of the Board of Directors established for such purpose, (b) (1) any securities issued in connection with this Offering or pursuant to the Advisory Agreement, (2) any securities issued upon the exercise or exchange of or conversion of any shares of Common Stock or Common Stock Equivalents held by the Investors or any of its Affiliates at any time, or (3) any securities issued upon the exercise or exchange of or conversion of any Common Stock Equivalents issued and outstanding on the date of this Agreement, provided that such securities referred to in this clause (3) have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities or (c) securities issued pursuant to acquisitions, divestitures, licenses, partnerships, collaborations or strategic transactions approved by the Company’s board of directors or a majority of the members of a committee of directors established for such purpose, which acquisitions, divestitures, licenses, partnerships, collaborations or strategic transactions can have a Variable Rate Transaction component, provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

(b)          The Placement Agent covenants and agrees with the Company as follows:

(i)           Pursuant to its appointment hereunder, insofar as is under its control, the Placement Agent will use its commercially reasonable efforts to conduct the Offering in the manner prescribed by Rule 506(b) of Regulation D and in this regard will:

(A)       Refrain from making any oral or written representations beyond those contained in the Memorandum;

(B)       Refrain from offering, offering for sale or selling any of the Warrants, or inducing any exercises of the Warrants, by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D;

(C)       Prior to the sale of any of the Warrants, have reasonable grounds to believe based solely on each subscriber’s Offering Documents that each subscriber is an accredited investor within the meaning of Rule 501(a) of Regulation D;

(D)       Based solely on the representation of the subscriber in its Offering Documents, have no reason to believe that the subscriber is acquiring the Warrants for other than his, her or its own account;

(E)       Provide each offeree with a copy of the Memorandum during the course of the Offering;

(F)       During the course of the Offering, if it has been provided with a supplement or amendment to the Memorandum, promptly distribute such supplement or amendment to persons who previously received a copy of the Memorandum from it and whom it believes continue to be interested in the Offering, and include such supplement or amendment in all deliveries of the Memorandum made after receipt of any such supplement or amendment; and

(G)       Obtain a completed investor questionnaire from each prospective investor in the Offering.

(ii)          Upon receipt of each subscription agreement entered into with, and any funds paid by, Investors, the Placement Agent will promptly deliver any accompanying check, bank draft or money order to the Company for deposit in the account designated for the receipt of funds from Investors participating in the Offering; except that it may promptly return all Offering Documents and funds to any Investor whom it determines, based solely on a review of the Offering Documents, is not an accredited investor within the meaning of Rule 501(a) of Regulation D or whose check, bank draft or money order representing subscription funds is improperly drawn.

SECTION 7.         Expenses

(a)           The Company, upon each closing of the Offering, will pay and bear all costs, fees, taxes and expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to, all fees and expenses of counsel for the Company and of the Company’s accountants, transfer agents and any special agents appointed for the transfer of securities and the Escrow Agent, all “blue sky” filing fees, disbursements, registration expenses and qualification expenses required as part of the Offering and the expenses and taxes incident to:

(i)      the issuance of the Warrants pursuant to the Offering Documents; and

(ii)     all transfer taxes with respect to the sale and delivery of the Warrants sold pursuant to the Offering Documents.

The Company shall pay an accountable fee for reasonable expenses incurred in connection with the Offering. All such expenses must be approved in advance and in writing by the Company prior to incurring the expense. In addition, the Company will be responsible for $50,000 of Spartan’s legal expenses, payable at the first Closing. All such expenses shall be paid from the first Closing of the Offering and any additional Closings thereafter, or from the first funds received from the Warrant exercises.

(b)           The Company shall pay to the Placement Agent a 2% non-accountable cash fee of the aggregate exercise price received by the Company from each Warrant exercise subsequent to a Closing, payable to the Placement Agent upon each such exercise.

SECTION 8.         Conditions of Placement Agent’s Obligations

Spartan’s obligations under this Agreement to act as a placement agent hereunder are subject (as of the date hereof and as of each Closing), to the accuracy of and compliance with the representations and warranties of the Company and to the accuracy of the statements of the Company made pursuant to the provisions hereof and to the performance by each of the Company of its covenants and agreements hereunder, and to the following additional conditions:

(a)          From and after the respective dates as of which information is given in the Memorandum:

(i)           there shall not have been any change in the capital stock of the Company or any material change in the long-term debt of the Company, except as set forth in or contemplated by the Memorandum and except to amend the certificate of designation for the Series C Preferred Stock to increase the number of shares of Series C Preferred Stock designated in order to permit the issuance of the maximum number of such shares issuable to the Placement Agent pursuant to Section 3 of the Advisory Agreement;

(ii)           there shall not have been any material adverse change in the general affairs, management, financial position, result of operations or prospects of the Company, other than as set forth in or contemplated by the Memorandum or this Agreement;

(iii)          the Company shall not have sustained any material interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, if in the judgment of the Placement Agent any such development referred to in clauses (i), (ii) or (iii) makes it impracticable or inadvisable to consummate the sale and delivery of the Warrants by the Placement Agent.

(b)           Since the respective dates as of which information is given herein, there shall have been no litigation instituted against the Company and since such dates there shall be no proceeding instituted or threatened against the Company or any of its officers or directors, before or by any federal, state or county court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding an unfavorable ruling, decision or finding would materially and adversely affect the business, properties, financial condition, results of operations or prospects of the Company.

(c)           Each of the representations and warranties of the Company contained herein shall be true and correct at the signing of this Agreement and at each Closing as if made at such Closing, and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to each Closing shall have been duly performed, fulfilled or complied with.

SECTION 9.         Indemnification and Contribution

(a)           The Company agrees to indemnify and hold harmless the Placement Agent, and its directors, officers, members, managers and employees and Placement Agent’s legal counsel, each person, if any, who controls the Placement Agent within the meaning of the Securities Act or the Exchange Act, and each and all of them, from and against any and all losses, claims, damages, liabilities or actions, joint or several (including any investigation, negotiation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they or any of them may become subject under the Securities Act, or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Memorandum, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent any losses, claims, damages, liabilities or actions arising out of any such statement or omission relating to any information furnished in writing by or on behalf of the Placement Agent to the Company specifically for use in connection with the preparation of the Memorandum, or the omission of any statement or information as a result of the failure of the Placement Agent to provide any such information, and (ii) the breach of any representation, warranty or covenant of the Company contained in this Agreement.

(b)           The Placement Agent agrees to indemnify and hold harmless each of the Company, and each of its directors and officers employees and legal counsel, and each person, if any, who controls the Company, within the meaning of the Securities Act or the Exchange Act, and each and all of them, from and against any and all losses, claims, damages, liabilities or actions, joint or several (including any investigation, negotiation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they or any of them may become subject under the Securities Act, or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon (i) any statement in the Memorandum, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Placement Agent specifically for use in connection with the preparation of the Memorandum and (ii) the breach of any representation, warranty or covenant of the Placement Agent contained in this Agreement. In no event shall the indemnification and contribution obligations of Placement Agreement exceed the fees that Placement Agent has actually received pursuant to this Agreement.

(c)           Any party which proposes to assert the right to be indemnified under this Section 9 will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party under this Section 9, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served, but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 9 unless it shall adversely affect the indemnifying party in any material respect. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent that is shall wish, jointly with any indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, other than reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless:

(i)            the employment of counsel by such indemnified party has been authorized by the indemnifying parties;

(ii)           counsel for the indemnified party shall have reasonably concluded that there may be a conflict of interest between the indemnifying parties and the indemnified party in the conduct of the defense of such action (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party); or

(iii)          the indemnifying parties shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying parties. An indemnifying party shall not be liable for any settlement of any action or claims effected without its written consent.

(d)           If the indemnification provided for in this Section 9 is unavailable to any indemnified party in respect to any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, will contribute to the amount paid or payable by such indemnified party, as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand, and the Placement Agent on the other hand, from the Offering, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand, and of the Placement Agent on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand, and the Placement Agent on the other hand, shall be deemed to be in the same proportion as the total proceeds from the Offering (net of sales commissions, but before deducting expenses) received by the Company bear to the commissions received by the Placement Agent. The relative fault of the Company on the one hand, and the Placement Agent on the other hand, will be determined with reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company, and their relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount payable by a party as a result of the losses, claims, damages, liabilities or expenses referred to above will be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

(e)           The Company and the Placement Agent agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 9, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

SECTION 10.       Termination

(a)           The Offering shall be conducted during the Offering Period through the Offering Expiration Date, unless sooner terminated in accordance with this Section 10. The obligations of the Placement Agent to offer for sale any Warrants shall terminate on the earliest to occur of (i) the date upon which subscriptions for the 60,000 Warrants (subject to the Over-Allotment Option) have been accepted or (ii) the date upon which the Company and the Placement Agent elect to terminate this Offering in their mutual discretion, but no later than July 15, 2025(the “Offering Expiration Date”). After the Offering Expiration Date, both the Placement Agent and the Company shall cease all solicitations for investment under the Memorandum and shall not distribute any Offering Documents identifying Placement Agent as placement agent for the Offering or as acting on behalf of the Company in any other capacity.

(b)           The Placement Agent may terminate its engagement hereunder at any time in the event that: (i) any of the representations or warranties of the Company contained herein or in the Memorandum shall prove to have been false or misleading in any material respect when made or deemed made; (ii) the Company shall have failed in a material respect (which failure has not been cured within a reasonable amount of time) to perform any of its material obligations hereunder or shall have abandoned the Offering; or (iii) there shall occur any event which materially and adversely affects the transactions contemplated hereby not occasioned by or arising out of or in connection with any breach or failure hereunder on the part of the Placement Agent. In the event of (x) any such termination occasioned by or arising out of or in connection with any breach (other than a breach of a representation which arises out of events occurring after the date hereof and over which the Company has no control) or failure hereunder on the part of the Company, described in clauses (i), (ii), or (iii) above or (y) any termination of the Offering or the engagement of Placement Agent by the Company, prior to the Offering Expiration Date, other than in the case of a termination of Placement Agent’s engagement by the Company in accordance with Section 10(c) below, in addition to other rights and remedies Placement Agent may have hereunder, at law or otherwise, the Company shall reimburse Placement Agent for all of Placement Agent’s reasonable out-of-pocket expenses incurred in connection with this Agreement within ten (10) business days of the delivery to the Company by the Placement Agent of a statement setting forth such expenses in reasonable detail within five (5) business days of the date of termination of Placement Agent’s engagement hereunder an amount equal to the full amount of the unpaid Expense Reimbursement.

(c)           The engagement of the Placement Agent may be terminated by the Company in the event: (i) any of the representations or warranties of the Placement Agent contained herein or in the Memorandum (in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Placement Agent specifically for use in connection with the preparation of the Memorandum) shall prove to have been false or misleading in any material respect when made or deemed made; (ii) of the gross negligence, bad faith, or willful misconduct of the Placement Agent or its representatives; (iii) the Placement Agent shall have failed to perform any of its material obligations hereunder; or (iv) there shall occur any event which materially and adversely affects the transactions contemplated hereby not occasioned by or arising out of or in connection with any breach or failure hereunder on the part of the Company. If the Company elects to terminate the engagement of the Placement Agent pursuant to Section 10(c)(i), (ii) or (iii) above (together, the “Placement Agent Obligations”), Sections 4 and 7 hereof shall concurrently with the delivery of the Company’s notice of termination be rendered void and be of no further force or effect.

(d)           Upon termination, all subscription documents and payments for the Warrants to be sold in the Offering not previously delivered to the Investors but for which a Closing shall not have then occurred shall be returned to such respective Investors without interest thereon or deduction therefrom.

SECTION 11.        Miscellaneous.

(a)           No change, amendment or supplement to, or waiver of, this Agreement or any term, provision or condition contained herein, shall be valid or of any effect unless in writing and signed by the party against whom such is asserted.

(b)           This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(c)           This Agreement, the Advisory Agreement, the Placement Agent Warrants, the escrow agreement to be entered into with the Escrow Agent, and the Voting Agreement (as defined in the Advisory Agreement) together constitute the entire understanding between the parties hereto with respect to the transactions contemplated hereby, and all prior or contemporaneous oral agreements, understandings, discussions, representations and statements are superseded by this Agreement and such other documents listed above, including, without limitation, those relating to that certain (i) placement agent agreement, dated December 5, 2024, by and between the parties hereto, as amended on December 10, 2024 and February 23, 2025, and (ii) consulting agreement and advisory agreement, dated December 5, 2024, by and between the parties hereto, as amended on December 10, 2024 and February 28, 2025. The waiver of any particular condition precedent, provision or remedy provided by this Agreement shall not constitute the waiver of any other.

(d)           This Agreement may be executed in any number of counterparts, each of which shall be taken as one and the same instrument, to the same effect as if all the parties hereto had signed the same signature page. Any signature page of this Agreement may be detached from any counterpart of this Agreement identical in form hereto but having attached it to one or more additional signature pages. Facsimile and electronic signatures shall be treated as original signatures.

(e)           The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, permitted successors and permitted assigns.

(f)            If any provision of this Agreement for any reason shall be held to be illegal, invalid or unenforceable, such illegality shall not affect any other provision of this Agreement and this Agreement shall be amended so as to enforce the illegal, invalid or unenforceable provision to the maximum extent permitted by applicable law, and the parties shall cooperate in good faith to further modify this Agreement so as to preserve to the maximum extent possible the intended benefits to be received by the parties.

(g)           Subject to Section 10, all representations, warranties and agreements of the parties hereto contained herein will survive the delivery and execution hereof and each Closing for a period of three (3) years from the date hereof, and shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto or any person who controls any such party within the meaning of the Securities Act, and will survive delivery of the Warrants hereunder and the delivery of the Placement Agent Warrants and any termination of this Agreement.

(h)          The Placement Agent acknowledges and agrees that it will have access to, or become acquainted with, Confidential Information of the Company in the performance of its duties and obligations hereunder. For purposes of this Agreement, “Confidential Information” shall mean all confidential, proprietary, or trade secret information, property, or material of the Company and any derivatives, portions, or copies thereof, including, without limitation, information resulting from or in any way related to (i) the Offering; (ii) the business practices, plans, intellectual property, proprietary information, formulae, methods, practices, designs, know how, processes and procedures, software, test results, financial information, sales, customers, employees, suppliers, contracts, agreements or relationships of the Company; and (iii) any other information or material that the Company designates as Confidential Information. The Placement Agent shall keep all Confidential Information in strict confidence and shall not, at any time during or for five (5) years after the expiration or earlier termination of this Agreement, without the Company’s prior written consent, disclose, publish, disseminate or otherwise make available, directly or indirectly, any item of Confidential Information to anyone. The Placement Agent shall use the Confidential Information only in connection with the performance of the Offering and for no other purpose. Notwithstanding the obligations set forth above, the Placement Agent may disclose Confidential Information to any of its employees, consultants or subcontractors who need to receive the Confidential Information in connection with the Offering, provided that the Placement Agent shall ensure that, prior to disclosing the Confidential Information, each subcontractor, consultant or employee to whom the Confidential Information is to be disclosed is made aware of the obligations contained in this Agreement and agrees to undertake, in a manner legally enforceable by the Company, to adhere to such terms of this Agreement as if it were a party to it. The Placement Agent recognizes that its threatened breach or breach of this Section 11(h) will cause irreparable harm to the Company that is inadequately compensable in damages and that, in addition to other remedies that may be available at law or equity, the Company is entitled to injunctive relief for such a threatened or actual breach of this Section 11(h). Notwithstanding the above, the Placement Agent shall not have any obligations of confidentiality with respect to any portion of Confidential Information which (i) was previously known to the Placement Agent prior to receipt from the disclosing party, (ii) is now public knowledge, or becomes public knowledge in the future, other than through acts or omissions of the Placement Agent in violation of this Section 11(h), or (iii) is lawfully obtained by the Placement Agent from sources independent of the disclosing party who have a lawful right to disclose such Confidential Information. The Placement Agent may disclose Confidential Information to the extent such disclosure is reasonably necessary in complying with applicable governmental laws, rules or regulations or court orders.

[signature page follows]

If the foregoing conforms with your understanding of the arrangements between us, please sign the copy of this Agreement provided in the space indicated, whereupon this Agreement shall constitute a binding and legal agreement between the Company and the Placement Agent effective as of the date above.

Very truly yours,

LIPELLA PHARMACEUTICALS INC.

By:	/s/ Jonathan Kaufman
Name: Jonathan Kaufman
Title: Chief Executive Officer

Accepted as of the date first above written:

SPARTAN CAPITAL SECURITIES, LLC

By:	/s/ Kim Monchik
Name: Kim Monchik
Title: Chief Administrative Officer

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